Exhibit 10.12

CIRRUS LOGIC, INC.

2006 STOCK INCENTIVE PLAN

PERFORMANCE AWARD AGREEMENT

FOR U.K. EMPLOYEES

This Performance Award Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth in the related Notice of a Grant of Performance Awards (“Notice of Grant”) by and between Cirrus Logic, Inc., a Delaware corporation (the “Company”), and you as the Holder named in the Notice of Grant (“Holder”):

WHEREAS, the Company, so long as you continue in service to the Company or its Affiliates in the capacity of Employee (“Service”) and continue to materially contribute to the success of the Company, agrees to grant you this Award of Performance-based Restricted Stock Units (“PBRSU’s”);

WHEREAS, the Company adopted the Cirrus Logic, Inc. 2006 Stock Incentive Plan, as it may be amended from time to time (the “Plan”), under which the Company is authorized to grant Performance Awards to certain employees and service providers of the Company and its Affiliates;

WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein and terms capitalized but not defined herein shall have the meaning set forth in the Plan;

WHEREAS, the term “Performance Award” shall have the same meaning as the term “Performance Award” set forth in the Plan, and this Agreement, the Notice of Grant, and the Plan shall each be interpreted accordingly; and

WHEREAS, you desire to accept the Performance Award created pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1. The Grant. Subject to the conditions set forth below, the Company hereby grants to you, effective as of the Date of Grant set forth in the Notice of Grant and in accordance with the terms and conditions set forth herein and in the Plan, a Performance-based award (the “Award”) consisting of an aggregate number of Performance Awards, whereby each Performance Award represents the right to receive shares of Common Stock of the Company following the applicable vesting date, in accordance with the terms and conditions set forth herein and in the Notice of Grant and the Plan. The actual number of shares awarded pursuant to this Agreement will be calculated at the completion of the Performance Period as defined in the Notice of Grant.

2. No Shareholder Rights. The Performance Award granted pursuant to this Agreement does not and shall not entitle you to any rights of a holder of Common Stock

(including, without limitation, voting rights or rights to cash dividends) prior to the date shares of Common Stock are issued to you in settlement of the Award. Your rights with respect to the Performance Award shall remain forfeitable at all times prior to the date on which rights become vested and the restrictions with respect to the Performance Award lapse in accordance with Section 5.

3. Performance Measures and Forfeiture Restrictions. (a) The Performance Awards are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until the Performance Awards become vested, the restrictions are removed or expire as contemplated in this Agreement, and Common Stock is issued to you as described in Section 4 of this Agreement. The Performance Awards are also restricted in the sense that, as provided in Section 6, they may be forfeited for no consideration to the Company in the event your Service with the Company or an Affiliate terminates before the Performance Awards become vested; (b) Performance Awards are further subject to Performance Measures during the Performance Period as set forth in the Notice of Grant; and (c) The prohibition against transfer and the obligation to forfeit the Performance Awards upon termination of Service or failure to obtain the Performance Measures as provided in the preceding sentences are herein referred to as the “Forfeiture Restrictions.”

4. Issuance of Common Stock. No shares of Common Stock shall be issued to you prior to the date on which the Performance Awards vest and the Forfeiture Restrictions with respect to the Performance Awards lapse, in accordance with Section 5. As soon as reasonably practicable after the Performance Awards vest pursuant to Section 5, the Company shall cause to be issued to you (including to a brokerage account in your name) Common Stock in settlement of such vested Performance Awards upon receipt by the Company of any required tax withholding, provided that such issuance of Common Stock shall in any event be made no later than March 15 of the year following the calendar year that the Performance Awards vest. The actual number of shares of Common Stock to be issued pursuant to a Performance Award will be calculated by the Committee (as defined in the Plan), and shall be made in the sole discretion of the Committee. The Company shall evidence the Common Stock to be issued in settlement of such vested Performance Awards in the manner it deems appropriate. The value of any fractional share Performance Awards shall be rounded down at the time Common Stock is issued to you in connection with the Performance Awards. No fractional shares of Common Stock, nor the cash value of any fractional shares of Common Stock, will be issuable or payable to you pursuant to this Agreement. The value of such shares of Common Stock shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Section 4 shall be construed to create a trust or a funded or secured obligation of any kind.

5. Vesting; Expiration of Forfeiture Restrictions. The Forfeiture Restrictions on the Performance Awards granted pursuant to the Award will expire as set forth in the Notice of Grant and shares of Common Stock that are nonforfeitable and transferable, except to the extent provided in Section 11 of this Agreement, will be issued to you in settlement of your vested Performance Awards as set forth in Section 4, provided that you remain in the continuous Service of the Company or its Affiliates until the applicable dates or events set forth in the Notice of Grant. Performance Awards that remain subject to the Forfeiture Restrictions will be considered “Nonvested Performance Awards.”

6. Effect of Termination of Service. If your Service with the Company or any Affiliate terminates for any reason, then those Performance Awards for which the Forfeiture Restrictions have not lapsed as of the date of or in connection with such termination shall become null and void and those Nonvested Performance Awards shall be forfeited for no consideration to the Company.

6A. Accelerated Vesting. The Committee may, in its discretion, accelerate vesting of Performance Awards. To the extent that the vesting of any Performance Awards occurs, the final number of shares awarded will be calculated based upon the actual performance to the Performance Measures as of the date of acceleration of the vesting.

7. Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason, you will be considered to still be in the Service of the Company or an Affiliate, provided that rights to the Performance Awards during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began. The Committee, at its discretion, may prorate the number of shares to be issued to account for the number of days you are on leave of absence during a Performance Period.

8. Nature of Grant. In accepting the grant of this Award, you acknowledge:

(a) the Plan is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b) the grant of the Performance Award is voluntary and occasional and does not create any contractual or other right to receive future grants, or benefits in lieu of Performance Awards, even if Performance Awards have been granted repeatedly in the past;

(c) all decisions with respect to any such future Performance Awards, if any, will be at the sole discretion of the Company;

(d) your participation in the Plan shall not create a right to further employment with your employer (“the Employer”) and shall not interfere with the ability of the Employer to terminate your employment relationship at any time with or without cause;

(e) your participation in the Plan is voluntary;

(f) the Performance Awards and the shares of Common Stock subject to the Performance Awards are an extraordinary item of compensation which is outside the scope of your employment contract, if any;

(g) the Performance Awards and the shares of Common Stock subject to the Performance Awards are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any subsidiary or affiliate of the Company;

(h) the Performance Awards and the shares of Common Stock subject to the Performance Awards are not intended to replace any pension rights or compensation;

(i) in the event of termination of your employment (whether or not in breach of local labor laws), your right, if any, to vest in the Performance Awards under the Plan will terminate effective as of the date you are no longer actively employed regardless of any reasonable notice period mandated under local law; the Committee shall have the exclusive discretion to determine when you are no longer actively employed for purposes of your Performance Award grant;

(j) the Performance Awards have been granted to you in your status as an employee of the Employer, and, in the event the Employer is not the Company, the Performance Award grant can in no event be understood or interpreted to mean the Company is your employer or that you have an employment relationship with the Company; and furthermore, the Performance Award grant will not be interpreted to form an employment contract with the Employer or the Company;

(k) the future value of the shares of Common Stock subject to the Performance Awards is unknown and cannot be predicted with certainty; and

(l) in consideration of the grant of the Performance Awards, no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Awards resulting from termination of your employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) or diminution in value of the Performance Awards or the shares of Common Stock subject to the Performance Awards for any reason whatsoever, and you irrevocably release the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by participating in the Plan, you will be deemed irrevocably to have waived your entitlement to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

9. Responsibility for Taxes. Regardless of any action the Company or the Employer takes with respect to any and all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you hereby acknowledge and agree that the ultimate liability for any and all Tax-Related Items is and remains your responsibility and liability and that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Awards, including the grant or vesting of the Performance Awards, the issuance of shares of Common Stock upon settlement of vested Performance Awards, and the subsequent sale of the shares of Common Stock acquired pursuant to such issuance; and (b) do not commit to structure the terms of the grant or any aspect of the Performance Awards to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.

Unless the Company or any Affiliate directs that it shall not, each Award shall include a requirement that you irrevocably agree that the Company or any Affiliate (as appropriate) may recover the whole or any part of any employer taxes from you and at the request of the Company or any Affiliate (as appropriate) you shall elect (using a form approved by HM Revenue & Customs) that the whole or any part of the liability for employer taxes shall be transferred to you. The Company or any Affiliate may decide to release you from or not to enforce any part of your obligations in respect of employer taxes under this Section 9. An Award shall include a requirement that you irrevocably agree to enter into a joint election, under section 431(1) or section 431(2) of the United Kingdom Income Tax (Earnings and Pensions) Act 2003 in respect of the Common Stock to be acquired pursuant to the Award if required to do so by the Company or any Affiliate before any Common Stock is issued to you under the Plan.

Prior to any relevant taxable or tax withholding event, as applicable, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer or from proceeds of the sale of shares of Common Stock acquired upon vesting/settlement of the Performance Awards. Alternatively, or in addition, if permissible under local law, the Company may (i) sell or arrange for the sale of shares of Common Stock that you acquire in settlement of the Performance Awards to meet the withholding obligation for Tax-Related Items, and/or (ii) withhold in shares of Common Stock, provided that the Company and/or the Employer only withholds the amount of Common Stock necessary to satisfy the minimum withholding requirement. Any estimated withholding which is not required in satisfaction of any Tax-Related Items will be repaid to you by the Company and/or the Employer within a reasonable time and without interest. Finally, you shall pay to the Company and/or the Employer any amount of any Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or from the grant, vesting, or settlement of the Performance Awards that cannot be satisfied by the means previously described. The Company may refuse to issue shares of Common Stock in settlement of the Performance Awards, or may refuse to deliver the proceeds of the sale of such Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items as described in this Section.

You acknowledge and agree that the Company is making no representation or warranty as to the tax consequences to you as a result of the receipt of the Performance Awards, the lapse of any Forfeiture Restrictions, or the forfeiture of any Performance Awards pursuant to the Forfeiture Restrictions.

10. Data Privacy Consent. YOU HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENT TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF YOUR PERSONAL DATA AS DESCRIBED IN THIS DOCUMENT AND ANY OTHER PERFORMANCE AWARD MATERIALS BY AND AMONG, AS APPLICABLE, THE EMPLOYER, AND THE COMPANY AND ITS SUBSIDIARIES AND AFFILIATES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING YOUR PARTICIPATION IN THE PLAN.

YOU UNDERSTAND THAT THE COMPANY AND THE EMPLOYER HOLD CERTAIN PERSONAL INFORMATION ABOUT YOU, INCLUDING, BUT NOT LIMITED TO, YOUR NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OF STOCK OR DIRECTORSHIPS HELD IN THE COMPANY, DETAILS OF ALL PERFORMANCE AWARDS OR ANY OTHER ENTITLEMENT TO SHARES OF STOCK AWARDED, CANCELED, SETTLED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN YOUR FAVOR, FOR THE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PLAN (“DATA”). YOU UNDERSTAND THAT DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN YOUR COUNTRY, OR ELSEWHERE, AND THAT THE RECIPIENT’S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN YOUR COUNTRY. YOU AUTHORIZE THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING YOUR PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY. YOU UNDERSTAND THAT THE DATA MAY BE TRANSFERRED TO A BONA FIDE PROSPECTIVE BUYER OF THE COMPANY OR ANY AFFILIATE, PROVIDED THAT THE PROSPECTIVE BUYER AND ITS ADVISORS IRREVOCABLY AGREE TO USE THE DATA ONLY IN CONNECTION WITH THE PROPOSED TRANSACTION AND IN ACCORDANCE WITH THE DATA PROTECTION PRINCIPLES SET OUT IN THE UNITED KINGDOM DATA PROTECTION ACT OF 1998. YOU UNDERSTAND THAT THE DATA MAY BE TRANSFERRED TO A PERSON WHO IS A RESIDENT OF A COUNTRY OR TERRITORY OUTSIDE OF THE EUROPEAN ECONOMIC AREA THAT MAY NOT PROVIDE THE SAME STATUTORY PROTECTION FOR THE DATA AS COUNTRIES WITHIN THE EUROPEAN ECONOMIC AREA. YOU UNDERSTAND THE DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE YOUR PARTICIPATION IN THE PLAN. YOU UNDERSTAND THAT YOU MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF DATA, REQUIRE ANY NECESSARY AMENDMENTS TO DATA OR WITHDRAW THE CONSENTS HEREIN BY CONTACTING IN WRITING YOUR EMPLOYER’S LOCAL HUMAN RESOURCES REPRESENTATIVE. YOU UNDERSTAND, HOWEVER, THAT WITHDRAWAL OF CONSENT MAY AFFECT YOUR ABILITY TO PARTICIPATE IN THE PLAN OR TO REALIZE BENEFITS FROM THE PERFORMANCE AWARDS.

11. Compliance with Law. Notwithstanding any provision of this Agreement to the contrary, any issuance of Common Stock hereunder will be subject to compliance with all applicable requirements of federal, state, and foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Performance Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the

Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. You agree that the shares of Common Stock that you may acquire in settlement of any vested Performance Awards will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal, state, or foreign.

12. Legends. You agree that the certificates representing shares of Common Stock issued with respect to the Performance Award may bear such legend or legends as the Committee deems appropriate to assure compliance with the terms and provisions of this Agreement and applicable securities laws.

13. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation. You further agree to notify the Company upon any change in the residence address indicated on the Notice of Grant.

14. No Advice Regarding Performance Award. The Company is not providing any tax, legal, or financial advice with respect to the Performance Award, your participation in the Plan, or the acquisition or sale of any Common Stock attributable to the Performance Award. You are hereby advised to consult with your own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

15. No Liability for Good Faith Determinations. The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Performance Awards granted hereunder.

16. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Common Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

17. No Guarantee of Interests. The Board and the Company do not guarantee the Common Stock of the Company from loss or depreciation.

18. Company Records. Records of the Company or its Affiliates regarding your Service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

19. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, assigns, legatees and distributees, and upon the Company, its successors and assigns.

20. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

21. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

22. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware without giving any effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to issue and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Texas and agree that such litigation shall be conducted only in the courts Travis County, Texas, or the federal courts for the United states for the Western District of Texas, and no other courts.

23. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Award granted under the Plan or future awards that may be granted under the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

24. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

25. Amendment. This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal, state, local, or foreign tax or securities law or other law or regulation (including any change in the interpretation or application of any law or regulation by an appropriate governmental authority), which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.

26. Section 409A. The Performance Award is intended to qualify for the “short-term deferral” exemption from Section 409A of the Internal Revenue Code and shall be construed accordingly. Notwithstanding the preceding sentence, neither the Committee nor the Company or its Affiliates shall be liable for any failure of the Award or any portion thereof to satisfy the requirements for exemption from, or compliance with, Section 409A of the Internal Revenue Code.

27. Unfunded Arrangement. Neither the Notice of Grant, this Agreement, nor the Plan shall give you any security or other interest in any assets of the Company or an Affiliate; rather, your right to the Performance Award is that of a general, unsecured creditor of the Company.

28. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

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By your signature below, or by your electronic acceptance of this Agreement, you agree to all the terms and conditions of the Performance Award, the Notice of Grant, the Plan, and this Agreement. You acknowledge that you have had the opportunity to review the Plan and this Agreement in their entirety and to obtain the advice of counsel prior to executing this Agreement. You agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Award, the Notice of Grant, the Plan, or this Agreement.

AGREED AND ACCEPTED:

Signature of Holder

Printed Name of Holder

Date: